As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KAYA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0347728 (I.R.S. Employer Identification No.)

305 S. Andrews Avenue, Suite 209 Fort Lauderdale, Florida (Addresses of Principal Executive Offices)	33301 (Zip Code)

2011 Stock Incentive Plan

(Full title of the plan)

Craig Frank

Chairman, President and Chief Executive Officer

305 S. Andrews Avenue, Suite 209

Fort Lauderdale, Florida 33301
(Name and address of agent for service)

(954) 534-7985
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer: [ ]	Accelerated filer: [ ]
Non-accelerated filer: [ ] (Do not check if a smaller reporting company)	Smaller reporting company: [x]

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.001 per share	10,000,000	$0.10	$1,000,000	$115.90

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate amount of shares of common stock to be offered or sold pursuant to the anti-dilution provisions contained in the employee benefit plan described herein.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement covers an additional 10,000,000 shares of common stock, par value $0.001 per share of Kaya Holdings, Inc. (the “Company”), which may be offered pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”), as amended on November 24, 2014 and September 22, 2016. The earlier Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on July 31, 2015 (File No. 333-205982) and February 11, 2013 (File No. 333-186566) and with respect to the Plan are hereby incorporated by reference to the Registration Statement. The incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by the Registration Statement as required by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities Exchange Commission are incorporated by reference in the Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	The Company’s other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document listed in the first bullet above;

•	The description of the Company’s common stock contained in the Company’s final prospectus dated February 7, 2012, filed pursuant to Rule 424(b)(3) under the Securities Act in connection with the Company’s Registration Statement on Form S-1, File No. 333-177532); and

•	All other documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in the Registration Statement or a document incorporated or deemed to be incorporated by reference in the Registration Statement will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in the Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in the Registration Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the common stock being registered in the Registration Statement has been passed upon by Gutierrez Bergman Boulris, P.L.L.C., Coral Gables, Florida. The firm beneficially owns 31,772 shares of the Company’s common stock of record and a member of the firm beneficially owns 31,772 shares of the Company’s common stock, including those shares of common stock beneficially owned by the firm.

Exhibit Number	Description

5.1	Opinion of Gutierrez Bergman Boulris, P.L.L.C.**
10.1	2011 Stock Incentive Plan, as amended**
23.1 23.3	Consent of L & L CPAS, P.A.** Consent of Gutierrez Bergman Boulris, P.L.L.C. (included in Exhibit 5.1)**
24.1	Power of Attorney (contained in the signature page hereto)**

_______________

*	Filed as an Exhibit of the same number to the Company’s Registration Statement Form S-1 (File No. 333-177532), and incorporated herein by reference.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kaya Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on November 4, 2016.

KAYA HOLDINGS, INC.

By:	/s/ Craig Frank
Craig Frank, Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS , that each person whose name appears below hereby constitutes and appoints Craig Frank his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Craig Frank Craig Frank	Chairman of the Board, President, Chief Executive Officer, Acting Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	November 4, 2016

/s/ Carrie Schwarz Carrie Schwarz	Director	November 4, 2016

/s/ Jodi Armani Jodi Armani	Director	November 4. 2016